UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2021

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617)-588-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2021, Vericel Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with SVB Leerink LLC, as sales agent (“SVB Leerink”) in connection with the offer and sale of up to $200,000,000 of shares of the Company’s common stock, no par value per share (“ATM Shares”). The ATM Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to an automatically effective shelf registration statement on Form S-3ASR (File No. 333-259119) filed by the Company on August 27, 2021. The Company also filed a prospectus supplement relating to the offering and sale of the ATM Shares on August 27, 2021.

The Company is not obligated to make any sales of ATM Shares, and SVB Leerink is not required to sell any specific number or dollar amount of the ATM Shares under the Sales Agreement. The Company or SVB Leerink may suspend or terminate the offering of the ATM Shares upon notice to the other party and subject to other conditions.

Pursuant to the Sales Agreement, SVB Leerink may sell the ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions (including on the Nasdaq Stock Exchange), or otherwise at market prices prevailing at the time of sale, in negotiated transactions or as otherwise directed by the Company. The Sales Agreement provides that SVB Leerink will be entitled to compensation equal to 3.0% of the gross proceeds of the ATM Shares sold through SVB Leerink. SVB Leerink may not purchase ATM Shares for its own account as principal, unless separately agreed to in writing between the Company and SVB Leerink.

The Sales Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and SVB Leerink against certain liabilities, including for liabilities under the Securities Act, and termination provisions. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Sales Agreement, dated August 27, 2021, among the Company and SVB Leerink LLC, filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission on August 27, 2021 and incorporated herein by reference (File No. 333-259119).
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: August 27, 2021	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Vice President, General Counsel and Secretary